Exhibit 23.3

CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.

Marshall Miller & Associates, Inc. issued the following reports, each dated April 2019, relating to estimates of coal reserves of Coronado Global Resources, Inc. (the “Company”) and Coronado Group, LLC as of December 31, 2018 (the “Reports”):

1)             Coronado Global Resources Inc. and Coronado Group LLC (together “Coronado”), Statement of Coal Resources and Reserves for the Amonate Division in Accordance with United States SEC Standards as of December 31, 2018 Central Appalachian Coal Basin Virginia and West Virginia, USA

2)             Coronado Global Resources Inc. and Coronado Group LLC (together “Coronado”), Statement of Coal Resources and Reserves for the Buchanan Mine Complex in Accordance with United States SEC Standards as of December 31, 2018 Central Appalachian Coal Basin Virginia, USA

3)             Coronado Global Resources Inc. and Coronado Group LLC (together “Coronado”), Statement of Coal Resources and Reserves for the Greenbrier Complex in Accordance with United States SEC Standards as of December 31, 2018 Central Appalachian Coal Basin West Virginia, USA

4)             Coronado Global Resources Inc. and Coronado Group LLC (together “Coronado”), Statement of Coal Resources and Reserves for the Logan County Complex in Accordance with United States SEC Standards as of December 31, 2018 Central Appalachian Coal Basin West Virginia, USA

5)             Coronado Global Resources Inc. and Coronado Group LLC (together “Coronado”), Statement of Coal Resources and Reserves for the Pennsylvania Upper Freeport Holdings in Accordance with United States SEC Standards as of December 31, 2018 Northern Appalachian Coal Basin Pennsylvania, USA

Marshall Miller & Associates, Inc. hereby consents to the incorporation by reference in the Company’s Registration Statement on Form S-3 to which this Consent is filed as an exhibit of all information derived from the Reports included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Marshall Miller & Associates, Inc.

By:	/s/ K. Scott Keim	By:	/s/ Justin S. Douthat
Date:	July 7, 2020	Date:	July 7, 2020
Name:	K. Scott Keim	Name:	Justin S. Douthat
Title:	CEO & Partner	Title:	Vice President & Manager of Engineering